AMENDMENT NO. 1 TO INVESTOR REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT NO.1 (the "Amendment") is made and entered into effective as of November 13, 2006, to that certain Investor Registration Rights Agreement (the "Agreement") dated June 5, 2006 by and among **TXP CORPORATION (f/k/a YTXP Corporation),** a Nevada corporation (the "Company"), and **CORNELL CAPITAL PARTNERS, LP** (the "Investor").

Recitals:

WHEREAS, on or about June 5, 2006, the Company and the Investors entered into a series of financing agreements (the "Transaction Documents"), including, without limitation the Securities Purchase Agreement, the convertible debenture issued thereto, and the Agreement (as defined herein), pursuant to which, among other things, the Investors agreed to advance the Company the aggregate of Five Hundred Five Thousand Dollars ($550,000) of secured convertible debentures;

WHEREAS, the parties hereto desire to amend the Agreement to extend certain deadlines contained therein; and

WHEREAS, all terms in the Agreement, except as modified herein, and the terms contained in the Transaction Documents, shall remain in full force and effect.

NOW, THEREFORE, in consideration of the premises and the mutual promises, conditions and covenants contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. The foregoing recitals are hereby incorporated herein by reference and acknowledged as true and correct by the parties hereto.

2. Sections 2(a) and (b) of the Agreement are hereby amended and restated in their entirety to read as follows:

   "(a) Subject to the terms and conditions of this Agreement, the Company shall prepare and file, no later than December 15, 2006 (the "Scheduled Filing Deadline"), with the SEC a registration statement on Form S-1 or SB-2 (or, if the Company is then eligible, on Form S-3) under the Securities Act (the "Initial Registration Statement") for the resale by the Investors of the Registrable Securities, which includes at least 30,000,000 shares of Common Stock to be issued upon conversion of the Convertible Debentures and the Prior Debentures, 3,700,000 shares of Common Stock as and for the Warrant Shares and 1,700,000 shares of Common Stock as and for the Investor's Shares. The Company shall cause the Registration Statement to remain effective until all of the Registrable Securities have been sold. Prior to the filing of the Registration Statement with the SEC, the Company shall furnish a copy of the Initial Registration Statement to the Investors for their review and comment. The Investors shall furnish

comments on the Initial Registration Statement to the Company within twenty-four (24) hours of the receipt thereof from the Company."

"(b) Effectiveness of the Initial Registration Statement. The Company shall use its best efforts (i) to have the Initial Registration Statement declared effective by the SEC no later than March 14, 2007 (the "Scheduled Effective Deadline") and (ii) to insure that the Initial Registration Statement and any subsequent Registration Statement remains in effect until all of the Registrable Securities have been sold, subject to the terms and conditions of this Agreement."

3. Notwithstanding anything to the contrary herein or in the Transaction Documents, in the event the Company fails to file the Registration Statement by the Scheduled Filing Deadline (as defined herein), the Company shall pay to Investors one (1) month of liquidated damages in accordance with the calculation set forth in Section 2 (c) of the Agreement, in addition to any remedies contained in the Transaction Documents.

[SIGNATURE PAGES TO IMMEDIATELY FOLLOW]

IN WITNESS WHEREOF, the parties have signed and delivered this Amendment Agreement on the date first set forth above.

TXP CORPORATION

By:______________________________
Name: Michael Shores
Title: CEO

CORNELL CAPITAL PARTNERS, LP

By: Yorkville Advisors, LLC
Its: General Partner

By:______________________________
Name: Mark A. Angelo
Title: Portfolio Manager